EXHIBIT 4.1

FRONTIER OIL CORPORATION

and each of the Guarantors PARTY HERETO

6 5/8% SENIOR NOTES DUE 2011

INDENTURE

Dated as of October 1, 2004

WELLS FARGO BANK, N.A.

Trustee

                                              CROSS-REFERENCE TABLE*

                                       Trust Indenture
                                         Act Section                                      Indenture Section
        310(a)(1)...................................................................             7.10
             (a)(2).................................................................             7.10
             (a)(3).................................................................             N.A.
             (a)(4).................................................................             N.A.
             (a)(5).................................................................             7.10
             (b)....................................................................          7.08; 7.10
             (c)....................................................................             N.A.
        311(a)......................................................................             7.11
             (b)....................................................................             7.11
             (c)....................................................................             N.A.
        312(a)......................................................................             2.05
             (b)....................................................................            12.03
             (c)....................................................................            12.03
        313(a)......................................................................             7.06
             (b)(2).................................................................          7.06; 7.07
             (c)....................................................................         7.06; 12.02
             (d)....................................................................             7.06
        314(a)......................................................................         4.03; 4.04;
                                                                                             12.02; 12.05
             (c)(1).................................................................            12.04
             (c)(2).................................................................            12.04
             (c)(3).................................................................             N.A.
             (e)....................................................................            12.05
             (f)....................................................................             N.A.
        315(a)......................................................................             7.01
             (b)....................................................................         7.05; 12.02
             (c)....................................................................             7.01
             (d)....................................................................             7.01
             (e)....................................................................             6.11
        316(a) (last sentence)......................................................             2.09
             (a)(1)(A)..............................................................             6.05
             (a)(1)(B)..............................................................             6.04
             (a)(2).................................................................             N.A.
             (b)....................................................................          6.07; 9.02
             (c)....................................................................          2.12; 9.04
        317(a)(1)...................................................................             6.08
             (a)(2).................................................................             6.09
             (b)....................................................................             2.04
        318(a)......................................................................            12.01
             (b)....................................................................             N.A.
             (c)....................................................................            12.01

N.A. means not applicable.

*  This Cross Reference Table is not part of the Indenture.

                                                 TABLE OF CONTENTS

                                                                                                               Page

                                                     ARTICLE 1
                                           DEFINITIONS AND INCORPORATION
                                                   BY REFERENCE

                                                     ARTICLE 2
                                                     THE NOTES

                                                     ARTICLE 3
                                                    REDEMPTION

                                                     ARTICLE 4
                                                     COVENANTS

                                                     ARTICLE 5
                                                    SUCCESSORS

   Section 5.01       Merger, Consolidation, or Sale of Assets...................................................59
   Section 5.02       Successor Corporation Substituted..........................................................60

                                                     ARTICLE 6
                                               DEFAULTS AND REMEDIES

                                                     ARTICLE 7
                                                      TRUSTEE

                                                     ARTICLE 8
                                     LEGAL DEFEASANCE AND COVENANT DEFEASANCE

   Section 8.05       Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                         Provisions..............................................................................72
   Section 8.06       Repayment to Company.......................................................................72
   Section 8.07       Reinstatement..............................................................................72

                                                     ARTICLE 9
                                         AMENDMENT, SUPPLEMENT AND WAIVER

                                                    ARTICLE 10
                                               SUBSIDIARY GUARANTEES

                                                    ARTICLE 11
                                            SATISFACTION AND DISCHARGE

   Section 11.01      Satisfaction and Discharge.................................................................79
   Section 11.02      Application of Trust Money.................................................................80

                                                    ARTICLE 12
                                                   MISCELLANEOUS

                                                     EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E         FORM OF NOTATION OF GUARANTEE
Exhibit F         FORM OF SUPPLEMENTAL INDENTURE

        INDENTURE dated as of October 1, 2004 Frontier Oil Corporation, a Wyoming corporation, the Guarantors (as defined) and Wells Fargo Bank, N.A., as trustee.

        The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 6 5/8% Senior Notes due 2011 (the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01    Definitions.

        “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

        “Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

        “Adjusted Net Assets” of a Guarantor at any date shall mean the amount by which the fair value of the properties and assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Guarantor at such date.

        “Affiliate” of any specified Person means an “affiliate” of such Person, as such term is defined for purposes of Rule 144 under the Securities Act.

        “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

        “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         “Asset Sale” means:

(1) the sale, lease, conveyance or other disposition (a “disposition”) of any assets or rights (including, without limitation, by way of a sale and leaseback), excluding dispositions in the ordinary course of business (provided that the disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 of this Indenture and the provisions of Section 5.01 of this Indenture and not by the provisions of Section 4.10 of this Indenture);

         (2) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary); and

         (3) any Event of Loss,

whether, in the case of clause (1), (2) or (3), in a single transaction or a series of related transactions, provided that such transaction or series of transactions (a) has a fair market value in excess of $2.0 million or (b) results in the payment of net proceeds in excess of $2.0 million.

         Notwithstanding the preceding, the following transactions will not be deemed to be Asset Sales:

         (1) any sale, assignment, lease, license, transfer, abandonment or other disposition of (A) damaged, worn-out, unserviceable or other obsolete or excess equipment or other property or (B) other property no longer necessary for the proper conduct of the business of the Company or any of its Subsidiaries;

         (2) a disposition of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

         (3) a disposition of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or by the Company to a Restricted Subsidiary;

         (4) the consummation of (A) any Permitted Investment or (B) any Restricted Payment that is permitted by this Indenture;

         (5) any lease of any equipment or other assets entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary thereof is the lessor, except any such lease that provides for the acquisition of such assets by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such assets occurs;

         (6) any sale of inventory or hydrocarbons or other products (including crude oil and refined products), in each case in the ordinary course of business of the Company's operations;

         (7) the sale or other disposition of cash or Cash Equivalents;

         (8) any trade or exchange by the Company or any Restricted Subsidiary of any inventory or hydrocarbons or other products (including crude oil and refined products) for similar products owned or held by another Person; provided that the fair market value of the properties traded or exchanged by the Company or such Restricted Subsidiary is reasonably equivalent to the fair market value of the properties to be received by the Company or such Restricted Subsidiary (as determined in good faith by the Board of Directors, an Officer or an officer of such Restricted Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision);

         (9) the creation of a Permitted Lien;

         (10) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(11) any disposition of defaulted receivables that arose in the ordinary course of business for collection.

        “Attributable Indebtedness” in respect of a sale-and-leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

        “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

        “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

        “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

        “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

        “Business Day” means any day other than a Legal Holiday.

        “Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

        “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

         (2) in the case of a limited liability company or similar entity, any membership or similar interest therein;

         (3) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (4) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(5) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        “Cash Equivalents” means:

(1) United States dollars or up to $2.0 million of Canadian dollars;

         (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition;

         (3) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development having capital and surplus in excess of $500.0 million;

         (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

         (5) commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within 180 days after the date of acquisition;

         (6) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

         (7) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (3) above, provided all such deposits do not exceed $2.0 million in the aggregate at any one time; and

(8) money market mutual funds substantially all of the assets of which are of the type described in the preceding clauses (1) through (6) of this definition

        “Change of Control” means the occurrence of one or more of the following:

(1) the sale, lease, transfer, conveyance or other disposition (other than by merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole;

         (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

         (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company; or

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

provided, however, that a transaction in which the Company becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if (a) the shareholders of the Company immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the Company, immediately following the consummation of such transaction and (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person), “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Company.

        “Clearstream” means Clearstream Banking, S.A.

        “Company” means Frontier Oil Corporation, and any and all successors thereto.

        “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

         (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

         (3) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

         (4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

         (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

        “Consolidated Interest Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period; provided, however, that the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to each of the following transactions as if each such transaction had occurred at the beginning of the applicable four-quarter reference period:

(1) any incurrence, assumption, guarantee or redemption by such Person or any of its Restricted Subsidiaries of any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Calculation Date");

         (2) any acquisition that has been made by such Person or any of its Restricted Subsidiaries, or approved and expected to be consummated within 30 days of the Calculation Date, including, in each case, through a merger or consolidation, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date; provided that pro forma effect shall be given to the Consolidated Cash Flow of the Person which is the subject of any such acquisition, and any cost savings or expense reductions attributable at the time of such computation or to be attributable in the future to such acquisition, shall be included in such computation; provided further that the pro forma calculations shall be determined in good faith on a reasonable basis by a responsible financial or accounting officer of the Company); and

(3) any other transaction that may be given pro forma effect as determined in good faith by a responsible financial or accounting officer of the Company; and

provided, further, that (a) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, (b) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date and (c) the Consolidated Interest Expense attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the reference period to the Calculation Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an applicable Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Calculation Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

        “Consolidated Interest Expense” means, with respect to any Person for any period, determined on a consolidated basis in accordance with GAAP, the sum of, without duplication:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of debt issuance costs); and

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period.

        “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (but excluding the Net Income of Unrestricted Subsidiaries), provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

         (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders; and

         (3) the cumulative effect of a change in accounting principles shall be excluded; and

(4) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards shall be excluded.

        “Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

        “Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks, investment funds or other lenders providing for revolving credit loans, term loans, receivables financings, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or letters of credit, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including increases in the principal amount thereof.

        “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

        “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

        “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

        “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature or are redeemed or retired in full; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with the provisions of Section 4.10 or Section 4.15, as the case may be, of this Indenture. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        “Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

        “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        “Equity Offering” means any contribution to the equity capital of the Company, or any sale of Equity Interests (other than Disqualified Stock) of the Company either pursuant to an offering registered under the Securities Act or a private placement.

         “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

        “Event of Loss” means, with respect to any property or asset of the Company or any Restricted Subsidiary, (a) any damage to such property or asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss or (b) the confiscation, condemnation or requisition of title to such property or asset by any government or instrumentality or agency thereof. An Event of Loss shall be deemed to occur as of the date of the insurance settlement, confiscation, condemnation or requisition of title, as applicable.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

        “Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

        “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

        “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

        “Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under a Credit Facility) in existence on the Issue Date, until such amounts are repaid.

        “fair market value” means, with respect to any asset or Investment, the fair market value of such asset or Investment at the time of the event requiring such determination, as determined in good faith by the Board of Directors or, with respect to any asset or Investment in excess of $10.0 million (other than cash or Cash Equivalents), as determined by a reputable appraisal firm that is, in the judgment of such Board of Directors, qualified to perform the task for which such firm has been engaged and independent with respect to the Company.

        “Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

        “GAAP” means accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        “Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

        “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

        “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

        “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        “Guarantors” means each of:

(1) Frontier Holdings Inc., Frontier Refining and Marketing Inc., Frontier Refining Inc., Frontier Oil and Refining Company, Frontier Pipeline Inc., El Dorado Refining Company ; and

(2) any other Domestic Restricted Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions hereof,

and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person named in clause (1) or clause (2) of this paragraph has been released in accordance with the provisions of this Indenture.

        “Hedging Obligations” means, with respect to any Person, the obligations (to the extent they are incurred in the ordinary course of business) of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, but only to the extent that the notional amounts of such agreements do not exceed 105% of the aggregate principal amount of such Indebtedness to which such agreement relates;

         (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

         (3) any hedging agreement or other arrangement, in each case that is designed to provide protection against fluctuations in the price of crude oil, gasoline and other refined products and natural gas (in the ordinary course of business and not for speculative purposes); and

(4) any foreign currency futures contract, option or similar agreement or arrangement designed to protect such Person against fluctuations in foreign currency rates.

        “Holder” means a Person in whose name a Note is registered.

        “Holly Litigation” means the litigation known as Civil Action No. 20502, Frontier Oil Corporation v. Holly Corporation, in the Court of Chancery of the State of Delaware in and for New Castle County, and related actions.

        “IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors

        “Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $500,000 and whose total revenues for the most recent 12-month period do not exceed $500,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

        “Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or trade payable, or representing any Hedging Obligation, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and the principal amount thereof, in the case of any other Indebtedness.

        Notwithstanding the foregoing, the following shall not constitute Indebtedness:

(a) accrued expenses and trade accounts payable arising in the ordinary course of business;

         (b) any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all obligations relating thereto at maturity or redemption, as applicable, including all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and in accordance with the other applicable terms of the instrument governing such indebtedness;

         (c) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such obligation is extinguished within five Business Days of its incurrence;

         (d) any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets; and

(e) any obligation in respect of any agreement or arrangement described in clause (3) of the definition of “Hedging Obligation”.

        “Indenture” means this Indenture, as amended or supplemented from time to time.

        “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

        “Initial Notes” means the first $150,000,000 in aggregate principal amount of Notes issued under this Indenture on the Issue Date.

         “Initial Purchasers” means Bear, Stearns & Co. Inc., TD Securities (USA) Inc. and BNP Paribas Securities Corp.

        “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

        “Investment Grade Rating” of the Notes, means that the Notes shall have been assigned a Moody’s rating of Baa3 or higher and an S&P rating of BBB- or higher, or if one of such rating agencies shall not make a rating on the Notes publicly available for reasons outside the control of the Company, then “Investment Grade Rating” shall mean that the Notes shall have been assigned such a rating by one of such rating agencies and an equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company

        “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that the following shall not constitute Investments:

(1) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business;

         (2) Hedging Obligations; and

(3) endorsements of negotiable instruments and documents in the ordinary course of business.

        If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided Section 4.07(c) of this Indenture.

        “Issue Date” means the first date on which Notes are issued under this Indenture.

        “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

        “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

        “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

        “Make-Whole Average Life” means the number of years (calculated to the nearest one-twelfth) between the date of redemption and October 1, 2007.

        “Make-Whole Price” with respect to a note means the greater of:

(1) the sum of the outstanding principal amount and Make-Whole Amount of such Note; and

(2) the redemption price of such Note on October 1, 2007, determined pursuant to this Indenture (103.313% of the principal amount).

        “Make-Whole Amount” with respect to a Note means an amount equal to the excess, if any, of:

(1) the present value of the remaining interest, premium, if any, and principal payments due on such Note as if such Note were redeemed on October 1, 2007 computed using a discount rate equal to the Treasury Rate plus 75 basis points, over

(2) the outstanding principal amount of such Note. “Moody’s” means Moody’s Investors Service, Inc.

        “Liquidated Damages” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

        “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with:
(a) any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-Cash Consideration received in any Asset Sale); or

         (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

        “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-Cash Consideration received in any Asset Sale), net of, without duplication:

(1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, title insurance premiums, appraiser fees and costs incurred in connection with preparing such asset for sale) and any relocation expenses incurred as a result thereof,

         (2) taxes paid or estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

         (3) amounts required to be applied to the repayment of Indebtedness (other than under a Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale;

         (4) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be; and

(5) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale.

        “Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is otherwise directly or indirectly liable (as a guarantor or otherwise) or (b) constitutes the lender; and

(2) no default with respect to which (including any rights the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) the holders of other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

        “Non-U.S. Person” means a Person who is not a U.S. Person.

        “Notes” has the meaning assigned to it in the preamble to this Indenture.

        “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

        “Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

        “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

        “Pari Passu Indebtedness” means, with respect to any Net Proceeds from Asset Sales, Indebtedness of the Company and its Restricted Subsidiaries the terms of which require the Company or such Restricted Subsidiary to apply such Net Proceeds to offer to repurchase such Indebtedness.

        “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

        “Permitted Indebtedness” means:

(1) the incurrence by the Company or a Restricted Subsidiary of additional Indebtedness under any Credit Facility so long as the aggregate principal amount at any time outstanding of all Indebtedness incurred under this clause (1) does not exceed the greater of (a) $275.0 million and (b) an amount equal to the sum of 95% of the book value of accounts receivable (less allowance for doubtful accounts) and 90% of the inventory (less applicable reserves) of the Company and its Restricted Subsidiaries, calculated on a consolidated basis and in accordance with GAAP, plus $10.0 million and any fees, premiums, expenses (including costs of collection), indemnities and similar amounts payable in connection with such Indebtedness, and less any amounts repaid permanently in accordance with Section 4.10 of this Indenture;

         (2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

         (3) the incurrence by the Company and its Restricted Subsidiaries of Hedging Obligations;

         (4) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes to be issued on the Issue Date and the related Subsidiary Guarantees and the Exchange Notes and related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

         (5) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness or preferred stock between or among the Company and any of its Restricted Subsidiaries or between or among any Restricted Subsidiaries; provided, however, that (a) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness or preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in the case of each of clause (i) and (ii), to constitute an incurrence of such Indebtedness or preferred stock, as the case may be, by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

         (6) the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate amount at any time outstanding under this clause (6) not to exceed $10.0 million;

         (7) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance bonds, completion bonds, bid bonds, appeal bonds and surety bonds or other similar bonds or obligations, in each case incurred in the ordinary course of business, and any guarantees or letters of credit functioning as or supporting any of the foregoing;

         (8) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness or Disqualified Stock that was permitted by this Indenture to be incurred (other than pursuant to clause (1) or (6) of this definition);

         (9) the incurrence by any Subsidiary of the Company of a Subsidiary Guarantee;

         (10) the incurrence of Non-Recourse Debt;

         (11) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Subsidiary of the Company that was permitted to be incurred under Section 4.09 of this Indenture;

         (12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within ten business days;

         (13) unrealized losses or charges in respect of Hedging Obligations;

         (14) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $15.0 million at any time outstanding; and

(15) the incurrence by the Company or any Restricted Subsidiary of any additional Indebtedness (measured by principal amount or accreted value, as applicable) or Disqualified Stock (measured by the greater of its voluntary or involuntary maximum fixed repurchase or redemption price plus accrued and unpaid dividends (if not included in such redemption price)), not to exceed $25.0 million at any time outstanding.

        “Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company, including, without limitation, any Investment in the Notes;

         (2) any Investment in cash or Cash Equivalents;

         (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

         (4) any Investment made as a result of the receipt of non-cash consideration from (a) an Asset Sale that was made pursuant to and in compliance with Section 4.10 of this Indenture or (b) a disposition of assets that does not constitute an Asset Sale;

         (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

         (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of business from trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

         (7) Hedging Obligations;

         (8) Investments in a Person engaged in the Principal Business, provided that the aggregate amount of such Investments pursuant to this clause (8) in Persons that are not Restricted Subsidiaries of the Company shall not exceed $50.0 million at any one time;

         (9) Investment in any Person to the extent such Investment consists of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary; and

(10) Investments existing on the Issue Date.

        “Permitted Liens” means:

(1) Liens securing Indebtedness incurred pursuant to clause (1) of the definition of “Permitted Indebtedness;” provided, however, that during any period when Section 4.09 hereof is suspended pursuant to the provisions of Section 4.19 of this Indenture, the clause (1) listed under the definition of “Permitted Indebtedness” shall be deemed to be in effect solely for purposes of determining compliance with this clause;

         (2) Liens in favor of the Company or any of the Guarantors;

         (3) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to its contemplation of such merger or consolidation and do not extend to any property other than those of the Person merged into or consolidated with the Company or any of its Restricted Subsidiaries;

         (4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to its contemplation of such acquisition and do not extend to any other property;

         (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, bid or performance bonds, insurance obligations or other obligations of a like nature incurred in the ordinary course of business;

         (6) Liens securing Hedging Obligations;

         (7) Liens existing on the Issue Date;

         (8) Liens securing Non-Recourse Debt;

         (9) any interest or title of a lessor under, or Liens that secure, a Capital Lease Obligation or an operating lease;

         (10) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business (including deposits necessary to obtain standby letters of credit);

         (11) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and related benefits;

         (12) easements, rights of way restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

         (13) any other Liens imposed by operation of law which do not materially affect the Company’s or any Guarantor's ability to perform its obligations under the Notes or any Subsidiary Guarantee;

         (14) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

         (15) Liens to secure Purchase Money Indebtedness, which Liens shall not extend to any other property or assets of the Company or a Restricted Subsidiary (other than any associated accounts, contracts and insurance proceeds);

         (16) Liens securing Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clause (15) above;

         (17) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

         (18) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

         (19) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business;

         (20) Liens securing the Notes; and

(21) Liens to secure Indebtedness having an aggregate principal amount which, when added together with all other Indebtedness secured by Liens incurred pursuant to this clause (21) and then outstanding, does not exceed $25.0 million.

        “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company of its Restricted Subsidiaries issued (a) in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to or a deferral or renewal of ((a) and (b) above, collectively, a “Refinancing”), any other Indebtedness or preferred stock of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), in a principal amount or, in the case of Disqualified Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of:

(1) the principal amount or, in the case of preferred stock, liquidation preference, of the Indebtedness, or preferred stock so Refinanced (plus, in the case of Indebtedness, the amount of premium, if any paid in connection therewith), and

(2) if the Indebtedness being Refinanced was issued with any original issue discount, the accreted value of such Indebtedness (as determined in accordance with GAAP) at the time of such Refinancing.

Notwithstanding the preceding, no Indebtedness or Disqualified Stock will be deemed to be Permitted Refinancing Indebtedness, unless:

(1) such Indebtedness or Disqualified Stock has a final maturity date or redemption date, as applicable, later than the final maturity date or redemption date, as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or preferred stock being Refinanced;

         (2) if the Indebtedness, or preferred stock being Refinanced is contractually subordinated in right of payment to the Notes, such Indebtedness or Disqualified Stock has a final maturity date or redemption date, as applicable, later than the final maturity date or redemption date, as applicable, of, and is contractually subordinated in right of payment to, the Notes, on terms at least as favorable, taken as a whole, to the holders of Notes as those contained in the documentation governing the Indebtedness or preferred stock being Refinanced at the time of the Refinancing; and

(3) such Indebtedness or Disqualified Stock is incurred or issued by the Company or such Indebtedness or Disqualified Stock is incurred or issued by the Restricted Subsidiary who is the obligor on the Indebtedness being Refinanced or the issuer of the preferred stock being Refinanced.

        “Principal Business” means:

(1) the business of the exploration for, and development, acquisition, production, processing, marketing, refining, storage and transportation of, hydrocarbons;

         (2) any related energy and natural resource business;

         (3) any business currently engaged in by the Company or its Subsidiaries;

         (4) convenience stores, retail service stations, truck stops and other public accommodations in connection therewith; and

(5) any activity or business that is a reasonable extension, development or expansion of any of the activities or businesses described in clauses (1) through (4) of this definition or that is ancillary or necessary or desirable to facilitate such activities or businesses.

        “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         “Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

        “Purchase Money Indebtedness” means Indebtedness incurred for the purpose of (1) financing all or any part of the purchase price of any real or personal property or assets incurred prior to, at the time of, or within 120 days after, the acquisition of such property or assets or (2) financing all or any part of the cost of construction of, or repairs, improvements or additions to, any such property or assets, provided that the amount of any such financing shall not exceed the amount expended in the acquisition of, or the construction of, or repairs, improvements or additions to, such property or assets.

        “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

        “Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 1, 2004, among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

        “Regulation S” means Regulation S promulgated under the Securities Act.

        “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903.

         “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

        “Restricted Global Note” means a Global Note bearing the Private Placement Legend.

        “Restricted Investment” means an Investment other than a Permitted Investment.

        “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        “Rule 144” means Rule 144 promulgated under the Securities Act.

        “Rule 144A” means Rule 144A promulgated under the Securities Act.

        “Rule 903” means Rule 903 promulgated under the Securities Act.

        “Rule 904” means Rule 904 promulgated under the Securities Act.

        “S&P” means Standard & Poor's Ratings Group.

        “SEC” means the Securities and Exchange Commission.

        “Secured Indebtedness” means, with respect to any specified Person, any Indebtedness of such Person that is secured by a Lien on the assets of such Person, plus any Indebtedness of any other Person to the extent that such Indebtedness is secured by a Lien on the assets of the specified Person.

        “Securities Act” means the Securities Act of 1933, as amended.

        “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

        “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

        “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        “Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor that is contractually subordinated in right of payment to the Notes or the Subsidiary Guarantee of such Guarantor, as applicable.

        “Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

        “Subsidiary Guarantee” means a guarantee, included in this Indenture, of the Company’s obligations under the Notes and this Indenture.

        “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C.ss.ss. 77aaa-77bbbb).

        “Trustee” means Wells Fargo Bank, N.A. until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

        “Treasury Rate” is defined as the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519)), which has become publicly available at least two business days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market date) most nearly equal to the then remaining maturity of the Notes assuming redemption of the Notes on October 1, 2007; provided, however, that if the Make-Whole Average Life of such note is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

        “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

        “Unrestricted Note” means an Unrestricted Definitive Note or an Unrestricted Global Note.

        “Unrestricted Subsidiary” means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary at the time of such designation:

(1) has no Indebtedness other than Non-Recourse Debt;

         (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless such agreement, contract, arrangement or understanding does not violate the terms of Section 4.11 hereof; and

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, in each case, except to the extent otherwise permitted by this Indenture.

        Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 of this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 of this Indenture, the Company shall be in default of Section 4.09). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted by Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation. As of the Issue Date, Wainoco Resources, Inc., Wainoco Oil & Gas Company and FGI, LLC are Unrestricted Subsidiaries.

        “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

        “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        “Weighted Average Life to Maturity” means, when applied to any security or instrument at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal (or redemption payments), including payment at final maturity (or mandatory redemption), in respect of such security to instrument, by (b) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by

(2) the then outstanding principal amount or liquidation preference of such security or instrument.

Section 1.02    Other Definitions.

                                                                                                Defined in
                                      Term                                                        Section
        "Affiliate Transaction".............................................................       4.11
        "Asset Sale Offer"..................................................................       4.10
        "Authentication Order"..............................................................       2.02
        "Change of Control Offer"...........................................................       4.15
        "Change of Control Payment".........................................................       4.15
        "Change of Control Payment Date"....................................................       4.15
        "Covenant Defeasance"...............................................................       8.03
        "DTC"...............................................................................       2.03
        "Event of Default"..................................................................       6.01
        "Excess Proceeds"...................................................................       4.10
        "incur".............................................................................       4.09
        "Legal Defeasance"..................................................................       8.02
        "Offer Amount"......................................................................       4.10
        "Offer Period"......................................................................       4.10
        "Paying Agent"......................................................................       2.03
        "Permitted Debt"....................................................................       4.09
        "Payment Default" ..................................................................       6.01
        "Purchase Date".....................................................................       4.10
        "Redemption Date" ..................................................................       3.07
        "Registrar".........................................................................       2.03
        "Restricted Payments"...............................................................       4.07

Section 1.03    Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

        The following TIA terms used in this Indenture have the following meanings:

        “indenture securities” means the Notes;

        “indenture security Holder” means a Holder of a Note;

        “indenture to be qualified” means this Indenture;

        “indenture trustee” or “institutional trustee” means the Trustee; and

        “obligor” on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04    Rules of Construction.

        Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) “or” is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5) “will” shall be interpreted to express a command;

         (6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01    Form and Dating.

         (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

        The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

(1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

         (2) an Officers’ Certificate from the Company.

(3) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

         (d) Additional Notes. Subject to compliance with the provisions of this Indenture, the Company may issue Additional Notes under this Indenture after the Issue Date in an unlimited aggregate principal amount.

Section 2.02    Execution and Authentication.

        At least one Officer must sign the Notes for the Company by manual or facsimile signature.

        If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

        A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee will authenticate: (i) for original issue on the Issue Date, Initial Notes in the aggregate principal amount of $150,000,000, (ii) Exchange Notes for original issue, pursuant to the Exchange Offer, to be delivered in exchange for a like aggregate principal amount of Initial Notes, and (iii) any amount of Additional Notes specified by the Company, in each case, upon receipt of a written order of the Company signed by one Officer (an “Authentication Order”). Such order shall specify (a) the amount of the Notes to be authenticated and the date of original issue thereof and (b) whether the Notes are Restricted Notes or Unrestricted Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders of the Company, except as provided in Section 2.07 hereof.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

        The Initial Notes and the Additional Notes (and, in each case, any Exchange Notes issued in exchange therefor) shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes (and, in each case, any Exchange Notes issued in exchange therefor). Nothing in this paragraph shall be deemed to modify, replace or otherwise affect the restrictions on transfer applicable to Restricted Notes set forth in Section 2.06 hereof.

Section 2.03    Registrar and Paying Agent.

        The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for payment (“Paying Agent”). Unless otherwise designated by the Company by written notice to the Trustee, each such office or agency shall be the Trustee’s office in the Borough of Manhattan, The City of New York.

        The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

        The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

        The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04    Paying Agent to Hold Money in Trust.

        The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.

        The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06    Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

        Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Except as provided above in this Section 2.06, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A) both:

         (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

         (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

         (B) both:

         (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

         (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

         (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

         (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

         (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

         (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

         (D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

         (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

        Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

         (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

         (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

         (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

         (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

         (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

         (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

         (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

         (D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

         (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

         (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

         (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

         (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

         (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

         (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

         (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

         (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

         (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

         (D) the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

         (ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

         (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

         (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

         (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

         (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

         (D) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

         (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

        Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.
(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR 7 OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (c)(2), (c)(3),(d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar's request.

         (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.15 and 9.05 hereof).

         (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

         (5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

         (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

         (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

         (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07    Replacement Notes.

        If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

        Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

        If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

        If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

        If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09    Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10    Temporary Notes.

        Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

        Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.

        If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3
REDEMPTION

Section 3.01    Notices to Trustee.

        If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur; (2) the redemption date; (3) the principal amount of Notes to be redeemed; and (4) the redemption price.

Section 3.02    Selection of Notes to Be Redeemed.

        If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis except if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed.

        The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. No Notes of $1,000 or less shall be redeemed in part. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03    Notice of Redemption.

        Subject to the provisions of Section 4.10 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

        The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

         (2) the redemption price;

         (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

         (4) the name and address of the Paying Agent;

         (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter time is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04    Effect of Notice of Redemption.

        Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05    Deposit of Redemption.

        At least one Business Day prior to the redemption date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed.

        If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06    Notes Redeemed in Part.

        Upon surrender of a Note that is redeemed in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07    Optional Redemption.

         (a) At any time prior to October 1, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under this Indenture at a redemption price of 106.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings, provided that:

(1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture on the Issue Date remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or its Affiliates); and

(2) the redemption occurs within 120 days of the date of the closing of each such Equity Offering.

         (b) On or after October 1, 2007, the Company may redeem all or part of the Notes at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the year indicated below:

        Year                                                                     Percentage
        ----                                                                     ----------
        2007.................................................................     103.313%
        2008.................................................................     102.208%
        2009.................................................................     101.104%
        2010 and thereafter..................................................     100.000%

        Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

         (d) At any time prior to October 1, 2007, the Company may redeem the Notes, in whole or in part, at the Make-Whole Price, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date.

         (e) Except pursuant to the preceding paragraphs (a) and (d) of this Section 3.07, the Notes will not be redeemable at the Company's option prior to October 1, 2007.

Section 3.08    Mandatory Redemption.

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4
COVENANTS

Section 4.01    Payment of Notes.

        The Company will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

        The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 0.75% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02    Maintenance of Office or Agency.

        The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. Unless otherwise designated by the Company by written notice to the Trustee, such office or agency shall be the Trustee’s office in the Borough of Manhattan, The City of New York. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee as one such additional office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03    Reports.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods. The Company will at all times comply with TIA § 314(a).

         (b) If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

         (c) In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, at any time they are not required to file the reports required by paragraphs (a) and (b) of this Section 4.03, with the SEC, the Company and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04    Compliance Certificate.

         (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05    Taxes.

        The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06    Stay, Extension and Usury Laws.

        The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent that it may lawfully do so) that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will (to the extent that it may lawfully do so) suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07    Restricted Payments.

        (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

         (2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

         (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Indebtedness (other than intercompany Indebtedness between or among the Company and its Restricted Subsidiaries), except a payment of interest or principal at Stated Maturity (or within one year thereof); or

         (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

         unless, at the time of and after giving effect to such Restricted Payment:

         (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment;

         (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 4.09 hereof; and

         (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (the amount expended for such purposes, if other than cash, being the fair market value on the date of transfer or issue), is less than the sum of the following amounts, without duplication:

(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); provided, however, that solely for purposes of calculating amounts under this clause (A), Consolidated Net Income shall not include the amount, if any, of cash or Cash Equivalents received by the Company or any of its Subsidiaries in satisfaction of claims made in the Holly Litigation or pursuant to a sale or other disposition of any property received by the Company or any of its Subsidiaries in satisfaction such claims; plus

         (B) 100% of (x) the aggregate net cash proceeds and the fair market value of any non-cash proceeds received by the Company since November 12, 1999 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), (y) the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange after the Issue Date of any such Indebtedness into or for Equity Interests of the Company (other than Disqualified Stock or Subordinated Indebtedness), and (z) the aggregate net cash proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon any conversion or exchange described in clause (x) or (y) above; plus

         (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or Cash Equivalents, or otherwise is liquidated or repaid for cash or Cash Equivalents, an amount equal to such cash or Cash Equivalents (less the cost of disposition, if any); plus

         (D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (A) payments of dividends or interest or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, (B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or (C) the receipt of proceeds by the Company or any Restricted Subsidiary from the sale or other disposition of any portion of any Investment in an Unrestricted Subsidiary.

         (b) The provisions of Section 4.07(a) hereof will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof if at said date of declaration such payment would have complied with the provisions of this Indenture;

         (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution (other than by a Subsidiary of the Company) of capital to the Company in respect of its Equity Interests (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(B) of Section 4.07(a) hereof;

         (3) the defeasance, redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

         (4) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to (i) the holders of its common Equity Interests on a pro rata basis or (ii) the Company or a Subsidiary of the Company;

         (5) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any future, present or former employee or director (or any of their respective heirs or estates or permitted transferees) of the Company or any of the Company's Restricted Subsidiaries pursuant to any agreements (including employment agreements) or management equity plan or stock option plan or any other management or employee benefit plan or agreement (including, without limitation, any management equity subscription agreement, stock option agreement or similar written arrangement) approved by the Board of Directors; provided, that the aggregate Restricted Payments made under this clause (e) do not exceed in any calendar year $2.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $7.5 million in any calendar year);

         (6) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Company deemed to occur upon exercise or exchange of warrants, options or rights to acquire Equity Interests if such Equity Interests represent a portion of the exercise or exchange price of such warrants, options or rights, and any repurchases, redemptions or other acquisitions or retirements for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Equity Interests;

         (7) payments or distributions to dissenting shareholders pursuant to applicable law in connection with a merger, consolidation or transfer of assets that complies with the provisions of Section 5.01 hereof;

         (8) cash payments in lieu of the issuance of fractional shares;

         (9) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company, or any class or series of preferred stock of a Restricted Subsidiary of the Company, in each case issued after the Issue Date in accordance with the Consolidated Interest Coverage Ratio test described in Section 4.09 hereof.

         (10) other Restricted Payments not to exceed $10.0 million in the aggregate since the Issue Date; and

         (11) other Restricted Payments not to exceed the aggregate amount of cash or Cash Equivalents received by the Company or any of its Subsidiaries in satisfaction of claims made in the Holly Litigation or pursuant to a sale or other disposition of any property received by the Company or any of its Subsidiaries in satisfaction such claims.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of Section 4.07(a), amounts expended pursuant to clauses (2), (3), (4), (6), (7), (8), (9),(10) and (11) of this Section 4.07(b) shall be excluded from the calculation, and amounts expended pursuant to clauses (1) and (5) of this Section 4.07(b) shall be included in the calculation.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in the manner contemplated by the definition of the term “fair market value.”

Section 4.08    Dividend and Other Payment Restrictions Affecting Subsidiaries.

        (a) The Company will not, and will not permit any of its Restricted Subsidiaries to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

         (2) make loans or advances, or pay any Indebtedness owed, to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

         (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements or instruments governing Existing Indebtedness or Capital Stock as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or instruments; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements or instruments on the Issue Date;

         (2) this Indenture, the Notes and the Subsidiary Guarantees;

         (3) applicable law, rule, regulation or order;

         (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

         (5) any encumbrance or restriction consisting of customary non-assignment provisions (including provisions forbidding subletting) in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease, the property leased thereunder or the other interests therein;

         (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;

         (7) customary provisions in bona fide contracts for the sale of property or assets;

         (8) any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

         (9) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

         (10) any encumbrance or restriction contained in the terms of any Indebtedness or preferred stock, or any agreement pursuant to which such Indebtedness or preferred stock was issued or incurred, if such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes, as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive;

         (11) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and

(12) secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness and any encumbrance or restriction contained in related security agreements, mortgages and purchase money agreements.

Section 4.09    Incurrence of Indebtedness and Issuance of Disqualified Stock.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" or an "incurrence") any Indebtedness, and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock; provided, however, that the Company or any Guarantor may incur Indebtedness or issue Disqualified Stock, if the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness or Disqualified Stock had been incurred or issued at the beginning of such four-quarter period.

         (b) Notwithstanding the foregoing, the provisions of Section 4.09(a) hereof will not prohibit the incurrence of any Permitted Indebtedness.

        The Company will not incur any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company, unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that solely for the avoidance of doubt and without any other implication, no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

        For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness or Disqualified Stock meets the criteria of more than one of the categories contained in clauses (1) through (14) of the definition of Permitted Indebtedness, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness or Disqualified Stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness or Disqualified Stock, in any manner that complies with this Section 4.09. The accrual of interest, the accumulation of dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock, will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

         (2) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such asset at the date of determination; and (B) the amount of the Indebtedness of the other Person; and
(3) the principal amount of the Indebtedness, in the case of any other Indebtedness.

Section 4.10    Asset Sales.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from the Asset Sale is in the form of (A) cash or Cash Equivalents or (B) properties and capital assets to be used by the Company or any Restricted Subsidiary in the Principal Business, or Capital Stock of a Person engaged in the Principal Business which becomes a Restricted Subsidiary of the Company, or any combination thereof (collectively, the “Cash Consideration”):

provided, however, that the amount of (a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to

(1) a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability or (2) an assignment agreement that includes, in lieu of such a release, the agreement of the transferee or its parent company to indemnify and hold harmless the Company or such Restricted Subsidiary from and against any loss, liability or cost in respect of such assumed liability (provided, however, that such indemnifying party (or its long term debt securities) shall have an Investment Grade Rating (with no indication of a negative outlook or credit watch with negative implications, in any case, that contemplates such indemnifying party (or its long term debt securities) failing to have an Investment Grade Rating) at the time the indemnity is entered into) and (b) any non-Cash Consideration received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of the receipt thereof (to the extent of the cash received) shall be deemed to be cash for purposes of this provision.

Notwithstanding the foregoing, the 75% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply such an amount equal to those Net Proceeds, at its option, to:

(1) prepay, repay, defease, redeem, purchase or otherwise retire any Secured Indebtedness, and, if the Secured Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

         (2) make a capital expenditure; or

(3) acquire assets used in the Principal Business or to acquire all or substantially all of the assets of, or any Capital Stock of, another person engaged in the Principal Business.

        Notwithstanding the foregoing, if within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) enters into a binding written agreement irrevocably committing the Company or such Restricted Subsidiary to an application of funds of the kind described in clause (2) or (3) of the preceding paragraph, and as to which the only condition to closing is the receipt of required governmental approvals, the Company or such Restricted Subsidiary shall be deemed not to be in violation of the preceding paragraph. Any Net Proceeds that are applied pursuant to clause (2) or (3) of the preceding paragraph, pursuant to any such binding agreement shall be deemed to have been applied for such purpose within such 365-day period so long as they are so applied within two years after the date of receipt of such Net Proceeds.

        Pending the final application of any Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce outstanding revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

        An amount equal to any Net Proceeds from Asset Sales that are not applied or invested as provided in preceding paragraphs of this Section 4.10 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of Pari Passu Indebtedness to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount of the Indebtedness to be purchased plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash, in accordance with the procedures set forth in this Indenture, in the case of the Notes, or in the instruments governing the terms of the Pari Passu Indebtedness, in the case of such Pari Passu Indebtedness; provided, however, that, if the Company is required to apply such Excess Proceeds to repurchase, or to offer to repurchase, any Pari Passu Indebtedness, the Company shall only be required to offer to repurchase the maximum principal amount of Notes that may be purchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes outstanding and the denominator of which is the aggregate principal amount of notes outstanding plus the aggregate principal amount of such Pari Passu Indebtedness outstanding. To the extent that the aggregate principal amount of notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to repurchase, the Company may use the difference between such amounts for purposes not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount that the Company is required by this Section 4.10 to repurchase, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of Sections 4.15 and/or 5.01 and not by this Section 4.10.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10 (or compliance with the provisions of this Section 4.10 would constitute a violation of any such laws or regulations), the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

        In the event that, pursuant to the preceding provisions of this Section 4.10, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

        The Asset Sale Offer shall be made to all Holders and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other Pari Passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

        If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

        Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 4.10 and the length of time the Asset Sale Offer will remain open;

         (2) the Offer Amount, the purchase price and the Purchase Date;

         (3) that any Note not tendered or accepted for payment will continue to accrue interest;

         (4) that, unless the Company defaults in making such payment, any Note or portion thereof accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

         (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

         (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (8) that, if the aggregate principal amount of Notes and other Pari Passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Pari Passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

        On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.10. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company, will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Section 4.11    Transactions with Affiliates.

         (a) The Company will not, will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary; and

         (2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

         (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company or the relevant Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm that is, in the judgment of the Board of Directors, qualified to render such opinion and is independent with respect to the Company.

         (b) Notwithstanding the preceding, the following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1) reasonable fees and compensation paid to or for the benefit of any employee, officer or director of the Company or any of its Subsidiaries, and any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Subsidiaries existing on the Issue Date, or entered into thereafter in the ordinary course of business, and any indemnities or other transactions permitted or required by bylaw, statutory provisions or any of the foregoing agreements, plans or arrangements;

         (2) transactions between or among the Company and/or its Restricted Subsidiaries;

         (3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

         (4) any Permitted Investments and any Restricted Payments that do not violate the provisions of Section 4.07 of this Indenture;

         (5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to, or receipt of any capital contribution from, any Affiliate of the Company;

         (6) the payment of reasonable directors’ fees to directors of the Company or any of its Subsidiaries;

         (7) any contracts, agreements or understandings existing as of the Issue Date and any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto or any replacement agreement thereof so long as any such amendment or replacement agreement is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the Issue Date); and

(8) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture and which comply with the terms of clause (2) of Section 4.11(a).

Section 4.12    Liens.

        The Company will not and will not permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien (except Permitted Liens) on any asset owned on the Issue Date or acquired after the Issue Date, securing:

(1) any Indebtedness of the Company or such Restricted Subsidiary (if it is not also a Guarantor), unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured; or

(2) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantee of such Guarantor is equally and ratably secured;

        provided, however, that if such Indebtedness is expressly subordinated to the Notes or the Subsidiary Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Subsidiary Guarantees.

Section 4.13    Line of Business.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business or activity other than the Principal Business, except to the extent as would not be material to the Company and its Subsidiaries considered as one enterprise.

Section 4.14    Corporate Existence.

        Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15    Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, Holders of Notes will have the right to require the Company to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

         (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

         (3) that any Note not tendered will continue to accrue interest;

         (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

         (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15 (or compliance with this Section 4.15 would constitute a violation of any such laws or regulations), the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

         (b) On or before the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

         (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not properly withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

        The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 of this Indenture and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 of this Indenture, unless and until there is a default in payment of the applicable redemption price.

Section 4.16    Limitation on Sale and Leaseback Transactions.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale-and-leaseback transaction; provided, however, that the Company or any Restricted Subsidiary, as applicable, may enter into a sale-and-leaseback transaction if:

(1) the Company or such Restricted Subsidiary could have
(a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale-and-leaseback transaction pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 4.09 of this Indenture and

         (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 of this Indenture;

(2) the gross cash proceeds of such sale-and-leaseback transaction are at least equal to the fair market value of the property that is the subject of such sale-and-leaseback transaction; and

(3) the transfer of assets in such sale-and-leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 of this Indenture.

Section 4.17    Payments for Consent.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18    Additional Subsidiary Guarantees.

        If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the Issue Date, then that newly acquired or created Domestic Restricted Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee within ten Business Days of the date on which it was acquired or created to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Domestic Restricted Subsidiary and constitutes a valid and binding agreement of that Domestic Restricted Subsidiary, enforceable in accordance with its terms (subject to customary exceptions); provided that any Domestic Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary. The form of notation of Subsidiary Guarantee is attached as Exhibit E hereto.

Section 4.19    Changes in Covenants when Notes Rated Investment Grade.

        During any period beginning on a date when the Notes have an Investment Grade Rating and no Default or Event of Default shall have occurred and be continuing, and continuing until the next subsequent Reinstatement Date (as defined below), the Company and its Restricted Subsidiaries will not be subject to the following Sections of this Indenture:

(1) Section 4.15--Offer to Repurchase Upon Change of Control;

         (2) Section 4.10--Asset Sales;

         (3) Section 4.07--Restricted Payments;

         (4) Section 4.09--Incurrence of Indebtedness and Issuance of Disqualified Stock;

         (5) Section 4.16--Limitation on Sale-and-Leaseback Transactions;

         (6) Section 4.08--Dividend and Other Payment Restrictions Affecting Subsidiaries;

         (7) Section 4.11--Transactions with Affiliates; and

(8) clause (4) of Section 5.01--Merger, Consolidation or Sale of Assets.

(collectively, the “Suspended Covenants”); provided that if the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding portion of this sentence and, at any subsequent date the Notes do not have an Investment Grade Rating, then the Company and its Restricted Subsidiaries will on such date immediately become again subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth herein (each such date of reinstatement being referred to as a “Reinstatement Date”). During any period when the Suspended Covenants have been suspended pursuant to the preceding sentence, the Board of Directors may not designate any of the Company’s Restricted Subsidiaries as Unrestricted Subsidiaries pursuant the definition of “Unrestricted Subsidiary.” Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with Section 4.07 as though such section had been in effect during the entire period of time from which the Notes are issued. Furthermore, for all purposes hereunder, all actions taken during any such period when the Suspended Covenants have been so suspended, shall not be deemed to be taken at a future time, regardless of whether a future Reinstatement Date occurs.

ARTICLE 5
SUCCESSORS

Section 5.01    Merger, Consolidation, or Sale of Assets.

        The Company shall not, in one or more related transactions, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to, another Person unless:

(1) either:
(A) the Company is the surviving corporation; or

         (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all of the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

         (3) immediately after such transaction, no Default or Event of Default exists; and

(4) except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 4.09(a).

        In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

        This Section 5.01 will not apply to:

(1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries that are Guarantors.

Section 5.02    Successor Corporation Substituted.

        Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries in a transaction that is subject to, and that complies with the provisions of, Section 5.01 of this Indenture, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the predecessor Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 of this Indenture.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

        Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest, and Liquidated Damages, if any, on the Notes;

         (2) default in payment when due of the principal of, or premium, if any, on, the Notes;

         (3) failure by the Company to comply with its obligations under Section 5.01 of this Indenture or to consummate a purchase of Notes when required pursuant to Section 4.10 or Section 4.15 of this Indenture;

         (4) failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of the other covenants applicable to the Company or its Subsidiaries in this Indenture or the Notes;

         (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness unless being contested in good faith by appropriate proceedings (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more and provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of ten days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

         (6) any final judgment or decree (to the extent not covered by insurance) for the payment of money in excess of $20.0 million is entered against the Company or any of its Restricted Subsidiaries and is not paid or discharged, and there is any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, is not in effect;

         (7) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee;

(8) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

         (B) consents to the entry of an order for relief against it in an involuntary case,

         (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

         (D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due; and

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

         (B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02    Acceleration.

        In the case of an Event of Default specified in clause (8) or (9) of Section 6.01 of this Indenture, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice (subject to applicable law). If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

        Upon any such declaration, the Notes shall become due and payable immediately.

        The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03    Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04    Waiver of Past Defaults.

        Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05    Control by Majority.

        Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06    Limitation on Suits.

        A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1) such Holder gives to the Trustee written notice that an Event of Default is continuing;

         (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes requested the Trustee to pursue the remedy;

         (3) such Holder or Holders offer and, if requested, provide to the Trustee reasonable security or indemnity against any loss, liability or expense;

         (4) the Trustee does not comply with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

        A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07    Rights of Holders of Notes to Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08    Collection Suit by Trustee.

        If an Event of Default specified in Section 6.01(1) or (2) of this Indenture occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim.

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of this Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of this Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10    Priorities.

        If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 of this Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 of this Indenture, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01    Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

         (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 of this Indenture.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02    Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

         (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

Section 7.03    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 of this Indenture.

Section 7.04    Trustee’s Disclaimer.

        The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06    Reports by Trustee to Holders of the Notes.

         (a) Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIAss. 313(a) (but if no event described in TIAss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIAss. 313(b)(2). The Trustee will also transmit by mail all reports as required by TIAss. 313(c).

         (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIAss. 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07    Compensation and Indemnity.

         (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

         (b) The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

         (c) The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

         (d) To secure the Company’s and the Guarantors' payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) of this Indenture occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The Trustee will comply with the provisions of TIAss. 313(b)(2) to the extent applicable.

Section 7.08    Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

         (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 of this Indenture;

         (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (3) a custodian or public officer takes charge of the Trustee or its property; or

         (4) the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 of this Indenture, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 of this Indenture. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 of this Indenture will continue for the benefit of the retiring Trustee.

Section 7.09    Successor Trustee by Merger, etc.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10    Eligibility; Disqualification.

        There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

        This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11    Preferential Collection of Claims Against Company.

        The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

        The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 of this Indenture be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02    Legal Defeasance and Discharge.

        Upon the Company’s exercise under Section 8.01 of this Indenture of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 of this Indenture, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 of this Indenture and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 of this Indenture;

         (2) the Company's obligations with respect to such Notes under Sections 2.04, 2.06, 2.07, 2.10 and 4.02 of this Indenture;

         (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

         (4) this Article 8.

        Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 of this Indenture.

Section 8.03    Covenant Defeasance.

        Upon the Company’s exercise under Section 8.01 of this Indenture of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 of this Indenture, be released from, each of their obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18 of this Indenture and clause (4) of Section 5.01 of this Indenture with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 of this Indenture, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of this Indenture of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 of this Indenture, Sections 6.01(3) through 6.01(6) of this Indenture and, only with respect to Subsidiaries of the Company, Sections 6.01(8) and 6.01(9), will not constitute Events of Default.

Section 8.04    Conditions to Legal or Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 of this Indenture:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of an election under Section 8.02 of this Indenture, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

         (B) since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 of this Indenture, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

         (5) the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

         (6) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;

         (8) the Company must deliver to the Trustee an Officers' Certificate, stating that all conditions precedent set forth in clauses (1) through (7) of this Section 8.04 have been complied with; and

         (9) the Company must deliver to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clauses (2), (3) and (5) of this Section 8.04 have been complied with; provided that the Opinion of Counsel with respect to clause (5) of this Section 8.04 may be to the knowledge of such counsel.

Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

        Subject to Section 8.06 of this Indenture, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 of this Indenture in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 of this Indenture or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 of this Indenture which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) of this Indenture), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06    Repayment to Company.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07    Reinstatement.

        If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 of this Indenture, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 of this Indenture until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 of this Indenture, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes.

        Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes or the Subsidiary Guarantees without the consent of any Holder of a Note:

(1) to cure any ambiguity, defect or inconsistency;

         (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (3) to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Subsidiary Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 10 of this Indenture;

         (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

         (5) secure the Notes pursuant to the requirements of Section 4.12 of this Indenture;

         (6) add any Guarantor to or release any Guarantor from its Subsidiary Guarantee, in each case pursuant to Article 10 of this Indenture;

         (7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

         (8) to conform the text of this Indenture, the Subsidiary Guarantees or the Notes to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated September 21, 2004, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees or the Notes;

         (9) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

         (10) to provide for a successor Trustee pursuant to Article 7 of this Indenture.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 of this Indenture, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02    With Consent of Holders of Notes.

        Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.10 and 4.15 of this Indenture) and the Notes and the Subsidiary Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 of this Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 of this Indenture shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 of this Indenture, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

        It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 of this Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Subsidiary Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (2) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes; provided, however, that any purchase or repurchase of Notes, including pursuant to Sections 4.10 and 4.15 hereof, shall not be deemed a redemption of the Notes;

         (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

         (4) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

         (5) make any Note payable in money other than that stated in the Notes;

         (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium if any, on, the Notes;

         (7) waive a redemption payment with respect to any Note; provided, however, that any purchase or repurchase of Notes, including pursuant Sections 4.10 and 4.15 hereof, shall not be deemed a redemption of the Notes;

         (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

         (9) make any change in the preceding amendment and waiver provisions.

Section 9.03    Compliance with Trust Indenture Act.

        Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04    Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

        The Company may fix a record date for determining which Holders must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or (ii) such other date as the Company shall designate.

Section 9.05    Notation on or Exchange of Notes.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06    Trustee to Sign Amendments, etc.

        The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 of this Indenture) will be fully protected in relying upon, in addition to the documents required by Section 12.04 of this Indenture, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
SUBSIDIARY GUARANTEES

Section 10.01    Guarantee.

         (a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Notes or the obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium and Liquidated Damages, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

         (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

        Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         (b) The Guarantors hereby agree that their obligations hereunder are, to the extent permitted by applicable law, unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. To the extent permitted by applicable law, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

         (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, to the extent permitted by applicable law, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of this Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 of this Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02    Limitation on Guarantor Liability.

        Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03    Execution and Delivery of Subsidiary Guarantee Notation.

        To evidence its Subsidiary Guarantee set forth in Section 10.01 of this Indenture, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

        Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 of this Indenture will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

        If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

        In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Restricted Subsidiary after the Issue Date, if required by Section 4.18 hereof, then such newly acquired or created Domestic Restricted Subsidiary will comply with the provisions of Section 4.18 hereof and this Article 10, to the extent applicable.

Section 10.04    Guarantors May Consolidate, etc., on Certain Terms.

        Except as otherwise provided in Section 10.05 of this Indenture, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and (2) either:

(a) subject to Section 10.05 of this Indenture, if it is not such Guarantor, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, the Subsidiary Guarantee and the Registration Rights Agreement (on the terms set forth herein or therein) pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, in which case the Subsidiary Guarantee of such Guarantor will be released as contemplated by Section 10.05 hereof; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 of this Indenture.

        In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

        Except as set forth in Articles 4 and 5 of this Indenture, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05    Releases.

         (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the assets or Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that (1) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 of this Indenture and (2) upon such release, the obligations of such Guarantor in respect of any and all other guarantees of Indebtedness of the Company or a Guarantor are similarly released. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 of this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

         (b) Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee.

         (c) Upon Legal Defeasance in accordance with Article 8 of this Indenture or satisfaction and discharge of this Indenture in accordance with Article 11 of this Indenture, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee.

        Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01    Satisfaction and Discharge.

        This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1) either:
(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

         (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

         (3) such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

         (4) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

         (5) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver to the Trustee (a) an Officers’ Certificate, stating that all conditions precedent set forth in clauses (1) through (5) above have been satisfied and (b) an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and qualifications), stating that all conditions precedent set forth in clauses (3) and (5) above have been satisfied; provided that the Opinion of Counsel with respect to clause (3) above may be to the knowledge of such counsel.

        Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 of this Indenture will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 of this Indenture, which, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02    Application of Trust Money.

        Subject to the provisions of Section 8.06 of this Indenture, all money deposited with the Trustee pursuant to Section 11.01 of this Indenture shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Liquidated Damages, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

        If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 of this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 of this Indenture; provided that if the Company has made any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS

Section 12.01    Trust Indenture Act Controls.

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 12.02    Notices.

        Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Frontier Oil Corporation
10000 Memorial Drive
Suite 600
Houston, TX 77024
Facsimile No.: (713) 688-0616
Attention: Corporate Secretary

With a copy to:

Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, Texas 77002
Facsimile No.: (713) 238-7135
Attention: Robert V. Jewell

If to the Trustee:

Wells Fargo Bank, N.A.
Corporate Trust Services
505 Main Street, Suite 301
Fort Worth, TX 76102
Facsimile No.: (817)-885-8650
Attention: Corporate Trust Services

With a copy to:

Wells Fargo Bank, N.A.
45 Broadway, 12th Floor
New York, NY 10006
Attention: Corporate Trust Services MAC T5415-030

        The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03    Communication by Holders of Notes with Other Holders of Notes.

        Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04    Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 of this Indenture) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided that no such Officers’ Certificate will be delivered in connection with the original issuance of the Initial Notes; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 of this Indenture) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that no such Officers’ Certificate will be delivered in connection with the original issuance of the Initial Notes.

Section 12.05    Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06    Rules by Trustee and Agents.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07    No Personal Liability of Directors, Officers, Employees and Stockholders.

        No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08    Governing Law.

        THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

Section 12.09    No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10    Successors.

        All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 of this Indenture.

Section 12.11    Severability.

        In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12    Counterpart Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13    Table of Contents, Headings, etc.

        The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

Dated as of October 1, 2004

FRONTIER OIL CORPORATION

By: /s/ Julie H. Edwards
       ———————————————
       Name: Julie H. Edwards
       Title: Executive Vice President - Finance & Administration

FRONTIER HOLDINGS INC.
FRONTIER REFINING & MARKETING INC.
FRONTIER REFINING INC.
FRONTIER OIL AND REFINING COMPANY
FRONTIER PIPELINE INC.
FRONTIER EL DORADO REFINING COMPANY

By: /s/ Julie H. Edwards
       ———————————————
       Name: Julie H. Edwards
       Title: Executive Vice President - Finance & Administration

WELLS FARGO BANK, N.A. By: /s/ Melissa Scott ——————————————— Name: Melissa Scott Title: Vice President

EXHIBIT A

[Face of Note]

CUSIP/CINS ____________

6 5/8% Senior Notes due 2011
No. ___		$____________
FRONTIER OIL CORPORATION

promises to pay to ___________ or registered assigns,

the principal sum of __________________________________________________________ DOLLARS on October 1, 2011.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Dated: _______________, 20__

FRONTIER OIL CORPORATION By: ——————————————— Name: Title:
This is one of the Notes referred to in the within-mentioned Indenture: WELLS FARGO BANK, N.A. as Trustee By: ——————————————— Authorized Signatory

[Back of Note] 6 5/8% Senior Notes due 2011

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

        Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Frontier Oil Corporation, a Wyoming corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6 5/8% per annum from ________________, __ until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on October 1 and April 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, __. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 0.75% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the September 15 or March 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, in the case of certificated Notes, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be available to Holders of any Note in the principal aggregate amount of $1.0 million or more, upon request and upon providing wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         (3) PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder; provided, however, that the Company shall at all times maintain a Paying Agent in the Borough of Manhattan, The City of New York. The Company or any of its Subsidiaries may act in any such capacity.

         (4) INDENTURE. The Company issued the Notes under an Indenture dated as of October 1, 2004 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

         (5) OPTIONAL REDEMPTION.

(a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to October 1, 2007. On or after October 1, 2007, the Company will have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

        Year                                                           Percentage
        ----                                                           ----------
        2007.........................................................   103.313%
        2008.........................................................   102.208%
        2009.........................................................   101.104%
        2010 and thereafter..........................................   100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to October 1, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 106.625% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any to the redemption date; provided that at least 65% in aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Company and its Affiliates) remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 120 days of the date of the closing of such Equity Offering.

         (c) At any time prior to October 1, 2007, the Company may redeem the Notes, in whole or in part, at the Make-Whole Price, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date.

         (6) MANDATORY REDEMPTION.

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) If there is a Change of Control, Holders of the Notes will have the right to require the Company to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date ( the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") in accordance with Section 4.10 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Subsidiary Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes and Subsidiary Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture or the Notes to any provision of the "Description of Notes" section of the Company's Offering Memorandum dated September 21, 2004, relating to the initial offering of the Notes, to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees or the Notes, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes.

         (12) DEFAULTS AND REMEDIES. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest and Liquidated Damages, if any, on the Notes, (ii) default in payment when due of the principal of, or premium, if any, on, the Notes, (iii) failure by the Company to comply with its obligations under Section 5.01 of the Indenture or to consummate a purchase of Notes when required pursuant to Section 4.10 or Section 4.15 of the Indenture, (iv) failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of the other covenants applicable to the Company or its Subsidiaries in the Indenture or the Notes, (v) default under certain instruments relating to Indebtedness of the Company or any of its Restricted, which default is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period or results in the acceleration of such Indebtedness prior to its express maturity, (vi) certain final judgments for the payment of money in excess of $20.0 million that remain undischarged for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice (subject to applicable law). Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         (14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         (15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         (17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights and obligations set forth in the Registration Rights Agreement dated as of October 1, 2004, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights and obligations set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement"). By such Holders acceptance of Restricted Global Notes or Restricted Definitive Notes, such Holder acknowledges and agrees to the provisions of the Registration Rights Agreement, including without limitation the obligations of the Holders with respect to indemnification of the Company and the Guarantors to the extent provided therein.

         (18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

         (19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Frontier Oil Corporation
10000 Memorial Drive
Suite 600
Houston, TX 77024
Attention: Corporate Secretary

ASSIGNMENT FORM

        To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:  ____________________________________________________________________

                                                                   (Insert assignee's legal name)

___________________________________________________________________________________________________________________
                                   (Insert assignee's soc. sec. or tax I.D. no.)

___________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________
                               (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________________________________________________________________________________
to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:  _______________

                                                     Your Signature:
                                                                      _____________________________________________
                                                       (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a
recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐   Section 4.10     ☐   Section 4.15

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: _______________

Your Signature:  _____________________________________________
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:   _______________________________________

Signature Guarantee*: _________________________

*  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                          Principal Amount
                          Amount of decrease    Amount of increase in    of this Global Note       Signature of
                          in Principal Amount      Principal Amount        following such       authorized officer
                                   of                     of                  decrease             of Trustee or
    Date of Exchange       this Global Note        this Global Note         (or increase)            Custodian
    ----------------       ----------------        ----------------         -------------            ---------

* This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Frontier Oil Corporation
10000 Memorial Drive
Suite 600
Houston, TX 77024-3411

Wells Fargo Bank, N.A.
Corporate Trust Services
505 Main Street
Suite 301
Fort Worth, Texas 76102

         Re:   6 5/8% Senior Notes due 2011

        Reference is hereby made to the Indenture, dated as of October 1, 2004 (the “Indenture”), among Frontier Oil Corporation, as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        ___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

         1.  ☐   Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

         2.  ☐   Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

         3.  ☐   Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

         or

         (b)  ☐   such Transfer is being effected to the Company or a subsidiary thereof;

         or

         (c)  ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

         or

         (d)  ☐   such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

         4. ☐   Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b)  ☐   Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (c)  ☐   Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

_______________________________________________ [Insert Name of Transferor] By: ____________________________________________ Name: Title:

         Dated: __________________________

ANNEX A TO CERTIFICATE OF TRANSFER

         1.       The Transferor owns and proposes to transfer the following:

                                             [CHECK ONE OF (a) OR (b)]

                        (a) [ ]    a beneficial interest in the:

                            (i)   [ ]    144A Global Note (CUSIP _________), or

                            (ii)  [ ]    Regulation S Global Note (CUSIP _________), or

                            (iii) [ ]     IAI Global Note (CUSIP _________); or

                        (b) [ ]    a Restricted Definitive Note.

         2.       After the Transfer the Transferee will hold:

                                                    [CHECK ONE]

                        (a) [ ]   a beneficial interest in the:

                            (i)   [ ]    144A Global Note (CUSIP _________), or

                            (ii)  [ ]    Regulation S Global Note (CUSIP _________), or

                            (iii) [ ]    IAI Global Note (CUSIP _________); or

                            (iv)  [ ]   Unrestricted Global Note (CUSIP _________); or

                        (b) [ ]   a Restricted Definitive Note; or

                        (c) [ ]   an Unrestricted Definitive Note,

                        in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Frontier Oil Corporation
10000 Memorial Drive
Suite 600
Houston, TX 77024-3411

Wells Fargo Bank, N.A.
Corporate Trust Services
505 Main Street
Suite 301
Fort Worth, Texas 76102

         Re:   6 5/8% Senior Notes due 2011

(CUSIP ____________)

        Reference is hereby made to the Indenture, dated as of October 1, 2004 (the “Indenture”), among Frontier Oil Corporation, as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        __________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

         1.   Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

         (a)  ☐   Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b)  ☐   Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c)  ☐   Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d)  ☐   Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2.   Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

         (a)  ☐   Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b)  ☐   Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

_______________________________________________ [Insert Name of Transferor] By: ____________________________________________ Name: Title:

Dated: ________________________

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Frontier Oil Corporation
10000 Memorial Drive
Suite 600
Houston, TX 77024-3411

Wells Fargo Bank, N.A.
Corporate Trust Services
505 Main Street
Suite 301
Fort Worth, Texas 76102

         Re: 6 5/8% Senior Notes due 2011

        Reference is hereby made to the Indenture, dated as of October 1, 2004 (the “Indenture”), among Frontier Oil Corporation, as issuer (the “Company”), the guarantors party thereto and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of: (a) ☐ a beneficial interest in a Global Note, or (b) ☐ a Definitive Note,

         we confirm that:

         1.   We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

         2.   We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3.   We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4.   We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

_______________________________________________ [Insert Name of Accredited Investor] By: ____________________________________________ Name: Title:

Dated: ________________________

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

        For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of October 1, 2004 (the “Indenture”) among Frontier Oil Company, (the “Company”), the Guarantors party thereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.

        Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)] By: ____________________________________________ Name: Title:

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

        SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 20__, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Frontier Oil Corporation (or its permitted successor), a Wyoming corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 1, 2004 providing for the issuance of 6 5/8% Senior Notes due 2011 (the “Notes”);

        WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

        WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1.   CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2.   AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 10 thereof.

         3.   EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         4.   NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

         6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

         Dated: _______________, 20___

[GUARANTEEING SUBSIDIARY]

By: ____________________________________________
       Name:
       Title:

Frontier Oil Corporation

By: ____________________________________________
       Name:
       Title:

[EXISTING GUARANTORS]

By: ____________________________________________
       Name:
       Title:

Wells Fargo Bank, N.A.
as Trustee

By: ____________________________________________
Authorized Signatory